Exhibit 10.2

Contract NO: Qiao Kou Zi (2005) NO. 0018

Contract for

Short Term Loan

Borrower (Party A): Wuhan Youji Industries Co., Ltd.

Legal address: 10 Gong Long Road, Qiao Kou District

Legal representative: Zhou Hongdun

Lender: Industrial and Commercial Bank of China Qiao Kou Sub-Branch

Legal address: 3 Zhong Shang AV

Legal representative: Chen Jianxin

Index

Article 1	Loan category

Article 2	Purpose of Loan

Article 3	Amount and Term of Loan

Article 4	Interest Rate and Computations

Article 5	Source of Repayment

Article 6	Guaranty

Article 7	Rights and Obligations of Each Party

Article 8	Events of Default

Article 9	Effectiveness, Change, Discharge and Termination of the Contract

Article 10	Settlement of Disputes

Article 11	Miscellaneous

Article 12	Supplementary Provision

Upon Section 2.1 of this Contract Party A applies for a loan from Party B and Party B agrees to lend. In order to specify the rights and obligations of both Parties, Party A and Party B, in accordance with the “ Law of Contract”, “ General Rules of Loan” and other relevant laws and regulations, through negotiation on the basis of equality, have agreed to enter into this Contract.

Article 1 Loan Category

1.1	Loan Category: (intermediate or short-term) Circulating capital loan

Article 2 Purpose of Loan

2.1	The purpose of the loan under this Contract is to repay the principal owed by Borrower under Contract Qiao Kou Zi (2004) NO. 0035.

2.2	Without Party B’s written consent, Party A shall not divert the Loan under this Contract to any other purpose.

Article 3 Amount and Term of Loan

3.1	The amount of Loan under this Contract is RMB twenty million Yuan, (¥20000000). (In case where capital letter and small letter are inconsistent, capital letter shall prevail. Same hereinafter)

3.2	The term of loan under this Contract is twelve months, from June 21, 2005 to June 20, 2006.

3.3	In accordance with Section 3.2 Party A shall withdraw all the loan at a time. In the event of special reasons Party A may advance or postpone withdrawal for days with written consent of Party B. Actual withdrawing date and repaying date shall be as recorded in IOU, and IOU is an inseparable component of this Contract. In case where other clauses in IOU except date are inconsistent with this Contract, this Contract shall prevail.

Article 4 Interest Rate and Computations

4.1	Under this Contract interest rate applicable to the Loan is 4.65% per month ( interest rate applicable to loan for intermediate circulating capital is computed annually). The interest shall be computed by day from the date of actual withdrawal and be collected by month (month/season). The date of collecting is the 20th day of each month (the 20th day of each month/ the 20th day of each season). When the Loan matures, interest shall be paid off together with principal.

4.2	During the term of this Contract interest rate is changed by the People’s Bank of China that applies to this Contract, Party B shall be entitled to adjust his interest rate and computing method pursuant to stipulation of the People’s Bank of China.

Article 5 Source of Repayments

5.1	All repayments made by Party A under this Contract shall come from but shall not be limited to:

5.1.1	Sales Revenue;

5.1.2	.

5.2	No matter what agreement on his repayment made by Party A as a party to any other contract it shall not interfere with his performing obligations under this Contract. In no case Party A shall refuse to perform his repayment obligation under this Contract by invoking Section 5.1.

5.3	Party A shall repay interest and principal in full according to each installment stipulated in this Contract.

5.4	Party A shall deposit enough money for as accrued interest payable and principal of each installment in the account opened in Party B and authorize Party B to deduct from Party A’s account on the agreed settlement date specified by the Contract.

Article 6 Guaranty

6.1	Guaranty form under this Contract is Credit.

6.2	Party A shall be responsible for assisting Party B to conclude Guarantee Contact (Contract NO: ) with Guarantor.

6.3	In case where the change of guaranty is disadvantageous to Party B, when notified by Party B, Party A shall provide other guaranty to Party B’s content.

Article 7 Rights and Obligations of Each Party

7.1	Rights and Obligations of Party A

7.1.1	Party A shall be in position to withdraw and use the Loan in accordance with the term and purpose stipulated in this Contract.

7.1.2	Without Party B’s written consent Party A shall not prepay the Loan in advance.

7.1.3	Party A shall be responsible for providing Party B with true, accurate and complete documents during the course of examination.

7.1.4	Party A shall conscientiously accept Party B’s investigation and supervision on the use of the Loan under this Contract.

7.1.5	Party A shall assist Party B in inspecting and supervising his production, operation and financial situation, and shall provide Party B with the Income Statement, the Balance Sheet and other financial statements of each period.

7.1.6	Party A shall repay the principal plus interest stipulated in this Contract.

7.1.7	Party A shall bear the relevant expenses including, but not limited to, notarization, appraisal , registration and other items.

7.1.8	Party A shall mail the signed receipt within 3 days after receiving letter of demand posted or delivered by Party B.

7.1.9	In case where Party A changes the operational system or organizational form of property ownership, including, but not limited to, introducing the practice of contracting, conducting leasing operations, entering into joint operations, restructuring equality, merging with (acquiring) other entities, entering into a joint venture, splitting into separate entities, transferring substantial capitals and other activities which are enough to affect the realization of Party B’s equity, Party A shall notify Party B at least in advance of 30 days. Without written consent of Party B the above activities shall not be carried on before discharging his liabilities in full.

7.1.10	In event where Party A changes his legal address, scope of business, legal representative and other registered items, Party A shall notify Party B in seven days after change.

7.1.11	Party A shall notify Party B immediately in case where some events occur which threaten his normal operation or severely adverse effect on his performing repayment obligation stipulated in this Contract, including, but not limited to, major economic dispute, bankruptcy and financial situation’s worsening.

7.1.12	In the event of reorganization, cancellation of the registration and revocation of the license Party A shall notify Party B in five days and promise to immediately return the principal plus interest.

7.2	Rights and Obligations of Party B

7.2.1	Party B shall be in position to request Party A provide documents related to the Loan.

7.2.2	Party B shall be in position to directly deduct principal, interest, compound interest, penalties and other accrued expenses from Party A’s account in accordance with stipulation in this Contract or regulations.

7.2.3	In case where Party A escapes from Party B’s supervision and defaults on the Loan or have other severe events of default, Party B is entitled to impose credit sanctions upon Party A, notify the relevant departments and press for the repayment with notice in the press.

7.2.4	Party B shall provide Party A with the Loan on schedule stipulated in this Contract.

7.2.5	Party B shall keep the secret of Party A’s debts, financial status, production and operation. That particularly stipulated in this Contract or regulated by the law is an exception.

Article 8 Events of Default

8.1	Each party to this Contract shall fulfill the obligations specified by the Contract once this Contract comes into force. Any party that fails to fulfill the obligations shall be liable for the default in accordance with the relevant laws.

8.2	Should Party A fail to withdraw the Loan specified in Section 3.3, Party B shall be in the position to charge penalty by day according to the interest rate stipulated in this Contract.

8.3	Should Party B fail to provide the Loan specified in Section 3.3 , he shall pay penalty by day according to the interest rate stipulated in this Contract.

8.4	In case where Part A prepays the Loan under this Contract without Party B’s written consent, Party B shall be in position to charge accrued interest according to term of the Loan and interest rate specified by the Contract.

8.5	Should Party A fail to repay the mature principal and interest, Party B shall be entitled to be paid off by the prescribed time, offset by deducting from Party A’s account opened in Party B, and in the meantime charge 50 percent above the interest rate specified by the Contract on the overdue loan and collect compound interest for the unpaid interest .

8.6	Should Party A fail to use the Loan in accordance with the purpose stipulated in this Contract, Party B shall be entitled to require Party A to prepay the Loan in part or in whole and charge 50 percent above the interest rate specified by the contract on the default funds and collect compound interest for the unpaid interest.

8.7	In case where the events listed in Section 8.5 and Section 8.6 occur simultaneously, Party B shall impose the higher penalty and shall not impose concurrently.

8.8	In the event of any case listed as following Party A shall correct and take remedial measures to Party B’s content within 7 days after receiving Party B’s notice, otherwise Party B shall be in position to recall the Loan in part, even in whole. To the loan unable to be recalled Party B shall charge penalty by day according to the overdue interest rate of the Loan.

8.8.1	Providing Party B with false balance sheet, income statement and other financial information, or concealing important facts about those.

8.8.2	Not assisting or refusing to accept Party B’s supervision on the use of the Loan, operations and financial activities.

8.8.3	Transferring or disposing of major assets without Party B’s consent.

8.8.4	Major parts or all of Party A’s assets being owned by other creditors; being taken over by the appointed trustee, receiver or other similar persons; or being detained or frozen resulting in substantial loss for Party B.

8.8.5	Without Party B’s consent changing the operational system or organizational form of property ownership, including, but not limited to, introducing the practice of contracting, conducting leasing operations, entering into joint operations, restructuring equality, merging with (acquiring) other entities, entering into a joint venture, splitting into separate entities, transferring substantial capitals and other activities which are enough to affect or threaten the realization of Party B’s equity.

8.8.6	Changing his legal address, scope of business, legal representative and other registered items or making major investments which affecting or threatening the realization of Party B’s liability.

8.8.7	Major economic disputes or deterioration of financial status which affecting or threatening the realization of Party B’s liability.

8.8.8	Any events affecting or threatening the realization of Party B’s liability, or making Party B experience substantial loss.

Article 9 Effectiveness, Change, Discharge and Termination of the Contract

9.1	The Contract shall come into force upon signature and stamp; and in the event of Guaranty Contract this Contract shall become effective since Guaranty Contract comes into force. The contract is due to expire on the date that the principal, interest, compound interest, penalty and other incurred expenses have been paid off.

9.2	In the event of any case listed as following Party B shall be in position to discharge the Contract and require Party A to prepay principal plus interest and compensate for the loss.

9.2.1	In case of Party A’s reorganization, dissolution, suspension, cancellation of the registration and revocation of the license.

9.2.2	Change in Guaranty under the Contract disadvantageous to Party B’s liability, plus Party’s inability to provided other guaranty as required by Party A.

9.2.3	Other severe events of default.

9.3	An application for the extension of the Loan proposed by Party A shall be submitted to Party B for examination 30 days prior to expiration date of the Contract. Should Party B agree with the application, both Parties shall sign Loan Extension Agreement and only then the Loan shall be able to extended accordingly; both parties shall continue to perform this Contract prior to that.

9.4	Each party to the Contract shall be in no position to unilaterally change or dissolve the Contract before the expiration date. In case necessary to change or dissolve the Contract both Parties shall achieve written agreements through consultations. And both parties shall continue to perform this Contract prior to that.

Article 10 Settlement of Disputes

10.1	Any dispute arising from the execution, or in connection with the Contract shall be settled through consultations between both parties. In case no settlement can be reached through consultations, the case shall then be settled in accordance with Section 10.1.2.

10.1.1	The case shall be submitted to for arbitration.

10.1.2	The case shall be settled through litigation in the forum of Party B.

Article 11 Miscellaneous

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Article 12 Supplementary Provisions

12.1	Appendices are integral part of this Contract and shall share the parity of legal effect.

12.2	Whenever any funds are due to be paid on a day which is not a Business Day, the date for the making thereof shall be extended to the next succeeding Business Day.

Party A /seal/	Party B /seal/

Legal representative:	Legal representative:

/s/	/s/